SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2006

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 5, 2006, Oblio Telecom, Inc. (“Oblio”), a wholly owned subsidiary of Titan Global Holdings, Inc., filed a Demand for Arbitration with the American Arbitration Association against AT&T Corp. (“AT&T”). Oblio is seeking a refund of amounts paid to AT&T for the period from 1999 to October 2006 for Universal Service Fund (“USF”) charges paid to AT&T pursuant the Purchase Order Agreement, which sets forth the parties’ business relationship. Oblio estimates that it and its predecessor have paid AT&T at least $61,912,797 in USF charges from 2001 to October 2006, but hasn’t determined the USF charges it paid in 1999 and 2000. The fees paid to AT&T by Oblio for AT&T’s Enhanced Prepaid Card Service (“Prepaid Card Service”) included USF and other FCC charges, AT&T retained this revenue instead of making the required contributions to the USF and other FCC programs based on AT&T’s belief its Prepaid Card Service was exempt under the law.

In February 2005, the FCC adopted an order which made it clear that AT&T is required to pay USF charges on its Prepaid Card Service, a large percentage of which was resold to the public through Oblio. The order required AT&T and all companies providing calling card services similar to those described in the order to file new or revised Form 499s to properly report revenues consistent with the Order’s findings. The FCC’s order effectively made Oblio a direct USF contributor for all periods prior to March 16, 2005.

In compliance with the FCC order, Oblio registered with the FCC as an Interstate Telecommunications Service Provider. Oblio is now considered to be a direct contributor to the USF and therefore is not obligated to pay USF charges to AT&T. As a direct contributor, over 98% of Oblio’s revenue is exempt from USF contributions due to a specific FCC rule exemption applicable to international services. AT&T maintains that Oblio is not owed any refund of USF payments made by Oblio to AT&T from 1999 to October 2006.

Recently, Oblio and AT&T have had communications surrounding settlement of these matters. Oblio has sought payment of the USF charges it and its predecessor paid to AT&T. While AT&T made a settlement proposal to Oblio, Titan’s Board of Directors concluded in the reasonable exercise of its business judgment that AT&T’s settlement proposal was inadequate. As of today, the negotiations are at an impasse. Oblio remains hopeful this matter can be amicably resolved and Oblio can continue its business relationship with AT&T.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Bryan Chance
Bryan Chance
Chief Executive Officer
Date: December 11, 2006